UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

CAPITAL CITY BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 671-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On February 19, 2014, the Compensation Committee of the Board of Directors of Capital City Bank Group, Inc. (the “Company”) approved a long-term incentive plan for Thomas A. Barron, the President of Capital City Bank and director of the Company, pursuant to which he will be eligible to receive cash and performance share awards under the 2011 Associate Incentive Plan. The terms of the long-term incentive plan are set forth in a Participant Agreement, dated as of February 25, 2015, by and between Mr. Barron and the Company (the “Participant Agreement”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

This plan is designed to more closely correlate Mr. Barron’s compensation with the long-term growth of the Company. Pursuant to this three-year plan, which is anticipated to be adopted each year to allow for the annual adoption of rolling three-year performance goals, the Company agreed to award performance shares and cash with an economic value equivalent ranging from $0 to $200,000 after the conclusion of the three-year performance period based on the achievement of certain performance metrics. For the 2015 plan (with a possible payout in 2018 based on 2015-2017 performance), there is a target award of $100,000 based on achieving a goal of a 10% three-year compound annual growth rate (“CAGR”) in diluted earnings per share using $0.53 as the base amount (2014 diluted earnings per share). A maximum award of $200,000 would be earned if the CAGR for diluted earnings per share equaled or exceeded 12.5%, the maximum performance level. No award will be earned if the CAGR for diluted earnings per share is less than or equal to 7.5%. The amount of actual award will be prorated accordingly between the maximum and minimum award amounts based on the performance level achieved.

The Participant Agreement also provides for a “phase-in” period where the Company has established goals to allow for possible payouts in each of the next two years (2015 and 2016) while the three-year plan is phased-in. The 2014 diluted earnings per share of $0.53 per share serves as the base amount to calculate the one- and two-year CAGR for diluted earnings per share for 2015 and 2016, respectively, which will determine the amount of the award to be paid-out, if any. The 2015 “phase-in” plan provides for a target award of $33,333 (payable in 2016) based on the Company achieving diluted earnings per share of $0.58 per share in 2015. In 2016, the second year of the phase-in period, the target goal is achievement of diluted earnings per share of $0.64 per share in 2016 with a target award of $66,666 (payable in 2017). The Participant Agreement provides for a maximum award equal to 200% of the target award for each year if the Company achieves a 12.5% CAGR for diluted earnings per share. No award will be earned if the CAGR for diluted earnings per share is less than or equal to 7.5%. In no event will an award be earned in any year when the Company incurs a net loss.

The foregoing summary of the Participant Agreement is not complete and is qualified in its entirety by reference of the full text of the Participant Agreement, which is incorporated into this Item 5.02(e) by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Participant Agreement, dated February 25, 2015, by and between Thomas A. Barron and Capital City Bank Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date: February 25, 2015	By:	/s/ J. Kimbrough Davis
J. Kimbrough Davis,
Executive Vice President and Chief Financial Officer

Exhibit Number	Description

10.1	Participant Agreement, dated February 25, 2015, by and between Thomas A. Barron and Capital City Bank Group, Inc.